Exhibit 3.2

BY-LAWS

OF

AMERICAN EAGLE GROUP, INC.
(a Delaware corporation)

(the ·company")

(As amended and restated on March l., 1994)

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VI. OFFICERS	9
6.1. Elected Officers	9
6.1.1. Chairman of the Board	9
6.1.2. president	9
6.1.3.. Vice President	9
6.1.4. SccreIary	9
6.1.5. Assistant Secretaries	10
6.1.6. Treasurer .	10
6.1.7. Assistant Treasurers	10
6.1.8. Divisiona1 Officers	10
6.2. Election .	11
6.3. Appointed Officers	11
6.4. Multiple Officeholders, Stockholder and Director Officers	11
6.5. Compensation, Vacancies	11
6.6. Removal	11
6.7. Additional Powers and Duties	11
VII.. SHARE CERTIFICATES	11
7.1. Entitlement to Certificates	11
7.2. Multiple Classes& of Stock	. 11
7.3. Signatures	12
7.4. Issuance and Payment	12
7.5. Lost, Stolen or Destroyed Certificates	12
7.6. Transfer of Stock	12
7.7. Registered Stockholders	. 12
VIII. INDEMNIFICATION	. 13
8.1. General	13
8.2. Actions by or in the right of the Company	13
8.3. Board Determinations	13
8.4. Advancement of Expenses	13
8.5. Nonexclusive	14
8.6. Insurance	14
8.7. Certain Definitions	14
8.8. Chance in Governing Law	14
IX. MISCELLANEOUS	15
9.1. Place of MeetIngs	15
9.2. Fixing Record Dates	15
9.3. Means of Giving Notice	15
9.4. Waiver of Notice	IS
9.5. Attendance via Communications Equipment	16
9.6. Dividends .	16
9.7. Reserves	16
9.8. Reports to Stockholders	16
9.!'. ContnelS and Negotiable IMtruments	16
9.10. Fiscal Year	16

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9.11. Seal	17
9.12. Books and Records	17
9.13. Resignation	17
9.14. Surety Bonds	17
9.15. In1el'ested Directors, Officers and Stoe1dlolders	17
9.1S.I.· Validity	17
9.IS.2. Disclosure, Approval	17
9.15.3. Non-Exclusive	18
9.16. Proxies in Respect of Securities of Other Corporations	18
9.17. Amendments	18

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continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave leu th.an a quorum.

2.5. Organization and Conduct  of Meetings. The chairman of the board shall call stockholders rneetings to order and shall act as Chairman of such meetings. In the absence of th ;chairman of the board at any meetings, the president or, in his absence, any vice president designated by the Board of Directors to perform the duties of the chairman of the board shall act as Chairman. In the absence of the chairman of the board, the president and any such vice president at any meeting, the holders of a majority of the shares of capital stock entitled to vote present in person or by proxy at such meeting shall elect a Chairman.

The secretary of the Company shall act as secretary in the absence of the sec tary, meeting.

The date and time of the opening and the closing of the polls for each matter upon which the stodcholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board of Directors of the Company may, to the extent not prohibited by law, adopt by resolution such rules and. glllations it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Bqard of Dlfectors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, re&ulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.

Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chainnan of the meeting, may to the extent not prohibited by law include, without limitation, the following:(i) the establishment of an agenda or order of business for the meeting; (ri) rules and procedures for maintaining order at the meeting and for the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Company, their duly authorized and constituted proxies or such other persons as the chairman of thmeeting :shall dctcrm.in; the commencement thereof: and (v) limitation on the time allotted to questions or comments by participants. Unless and to the extent detennined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Proceedings at every stockholders meeting shall, at the election of the Chairman, comply with Robtrt's Rules of Order (latest published edition).

2.6.    Notification of Stockholder Business.  All business properly brought before an annual meeting shall be transacted at such meeting. Subject to the ri'ht of stockholders to elect a chairman of the meeting, as set forth in Section 2.5 of these By-Laws, business shall be deemed properly brought only if it is: (i) specified in the notice of the meetina (or any supplement thereto) given by or at the direction of the Board of Directors; (ii) otherwise brou&ht by or at the direction of the Board of Directors; or (iii) brought before the meeting by a stockholder of record entitled to vote at such mcetin1if written notice of such stockbolder's intent to bring such business before such meeting 1s celivered to, or mailed, postage prepaid, not later than the close of business on the tenth day following the date on which the Company first makes public disclosure of the date of the annual meeting; provided, however, that in the event that the annual meetin1is adjourned, and the Company is required by Delaware law to give notice to stockholdm of the adjourned meetin& date, written notice of such stockholder's intent to bring such. bU;Siness before the meeting must be delivered to or received by the Secretary of the Company no later than the close of business on the fifth day followin& the earlier of: (1) the date the Company makes public disclosure of the date of the adjourned meeting; or (2) the date on which notice of such adjourned meetin& is first &iven to stockholders. Each notice given by such stockholder shall set forth: (A) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (B) the name and address of the stockholder who intends to propose such business; (C) a representation that the stockholder is a holder of record of stock ofme me Company entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such stockholder notice, a representation that the stocldlolder is a holder of record at the time of such notice and intends to be a holder of record on the record date for such meeting) and intends to appear in person or by proxy at such meeting to propose such business; and (D) any material interest of the stockholder, if any, in such business. The cha.innan of the meeting may refuse to transact any business at any meetin& made without compliance  with the foregoing procedure. For purposes of this Section 2.6, public disclosure shall be deemed to first be gtven to stockholders when disclosure of such date of the meeting of stockholders is first made in a press release reported by the Dow Jones News Services, Associated Press or compan.ble national news service, or in a document publicly filed by the Company with me Securities and Bxchanee Commission pursuant to Sections 13, 14 or lS(d) of me Securities Exchange Act of 1934, as amended.

2.7. Voting of Shares.

2.7.1. Yoline List. The offtcer or agent who has charge of the stock ledger of the Company shall prepare, at least ten (10) days before every meetina of stockholders, a complete list of the stockholders entitled to vote thereat arranged in alphabetical order and showing the address and the number of shares reaistered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is pre5ent. The original stock transfer  books shall be prima facie evidence u to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders. Failure to comply with the requiremenof this scx:tion shall not affect the validity of any action taken at said meeting.

2.7.2. Votes Per Share.  Unless othcrwi!e provided m the Certlficate of Incorporation, each stockholder shall be entitled to one vote in person or by proxy at evecy stockholders meeting for each share of capital stock held by such stockholder. In determininc the number nf shares of stock required by law, by the Certificate of Incorporation or by the By-Laws to be repttented for any purpose, or to determine the outcome of any matter su mlttcd to stockholders for approval or consent, the number of shares represented or voted shall be weighted in acc:ordance with the provisions of the Certificate of Incorporation regarding votin& powers of each class of &tock.  Any reference in these By-Laws to a majority or a partimdar percentage of the voting stock or a majority or a particular percentage of the capiral stoclc shall be deemed to refer to a majority or a particular percentage, respectively, of the votin& power of such stock. Issues shall be detetrnined by a class vote only when a class vote is required by law or the Certificate of Incorporation.

2.7.3.  Proxies. Every stockholder entitled to vote at a meeting or to exp s consent or dissent without a meeting or a stockholder's duly authorized auomey·in-fact may authorize another person or persons to act for him by proxy. Each proxy shall be in writing, executed by me stockholder giving the proxy or by his duly authoriud attorney. No proxy shall be voted on or after throe (3) years from its date, unless the proxy provides for a longer period. Unless and until voted, every proxy shall be revocable at the pleasure of the person who exec:utcd it, or his legal representatives or assigns, cx<:ept in those cases where an irrevocable proxy permitted by statute has been given.

2.7.4. Required Vote. When a quorum is present at any meeting, the vote of the holders, present in person or represented by proxy, of capital stock of me Company representing a majority of the votes of all capital stock of the Company entitled to vote then:at shall decide any question brought before such meetin&, utile.s.s the question is one upon which, by express provision  of law or the Certificate of Incorporation or these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

2.8.   Consents in Lieu of Meeting. Pursuant to the Certificate of Incorporation, no action thar is required or permitted to be taken by the stockholders of the Company at any annual or spec:ial meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting, unless, subject to certain exceptions contained in the Cenificate of Incorporation, the action to be effected by wrinen consent of stockholders and the taking of such action by written consent have expressly been approved in advance by me Board of Directors.

2.9.   Inof Election. The Company shall, in advance of any meeting of stockholdexs, appoint one or more inspectors of eleetion, who may be: employees of the Company, to act at the meeting or any adjournment thereof and to make a written repon thereof. The Company may designate one or more persons as alternate inspectors to replace any inspeetor who fails to a t.  In the:: c:vent that no inspector so appointed or desi,nated is able to act at a meeting of stockholders, me person presiding at the moetins' hall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to cxec:ute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability.

The inspector or inspectors so appointed or designated shall: (a) ascertain the number of share! of capital stock of the Company outstandin& and the votina power of each such share; (b) determine the shares of capital stock of the Company represented at the meeting and the validity of proxies and ballots; (c) count all votes and ballots; (d) determine and retain for a reasonablperiod a record of lhc disposition of any challenges made to any determination by the inspectors; and (e) certify their d nation Company represented  a1 the meetin& and such inspcc:tors' c;owlt of all votes and ballots. Such certification an0 rcpon shall specify such other information as may be requited by law.  In determining the validity and counting of proxies and ballots cast at any meetini of stockholders of the Company, No person who is a candidate for an office at an election may serve as an inspector at such election.

III.     DIRECTORS.

3.1. Purpose.   The business of the Company shall be man&&ed by or under the direction of the Board, which may exercise all such powers of the Company and do all such lawful acts and things as are not by law, the Certificate of lncorpomlon or these By-Laws directed or required to be exercised or done by the stockholders.  Directors need not be stockholders or residents of the State of Delaware.
3.2.    Number and Clw. The number of directors constitutin& the Board of Directors shall never be less than one and shall be determined by resolution of the Board. Should the number of directors which constitutes the-whole Board of Directors be changed by resolution of the Board of Directors as permitted by these By-Laws, such resolution shall, to the extent necessary, also t:ix and determine the number of directors of  which each class shall be comprised.

3.3.Election.  All directors shall be elected by the stockholders by plurality vote at each annual stockholders a, heremafter provided, and each director shall hold office until his succc:ssor has been duly elected and qualified.

3.4.   Notification of Nominations. Subject to the rights of the holders of one or more series of Preferred Stock then outstanding, nommations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Mly stockholder entitled to vote for the election of directors at an annual meeting or a special meeting called for the purpose of electing directors may nominate persoru for election as directors at such meeting only if written notice of such stockholder's intent to make such nomination is delivered to, or mailed, postage prepaid, and received by, the secretary of the Company at the principal executive offices of the Company not later than the close of business on the tenth day following the date on which the Company first makes public disclosure of the date of the meellng; provided, however, that in the event that the meeting is adjourned, and the Company is required by Delaware Jaw to give notice to stockholders of the adjourned meeting date, written notice of such stockholder's intent to make such nomination at such adjourned meeting must be delivered to or received by the secretary of the Company no later than the close of business on the fifth day following the earlier of: (i) the date the Company makes public disclosure of the date of the adjourned meetin&; or (ii) the date on which notice of such adjourned meetin2 is first given to stockholders. Each notice given by such stockholder shall set forth: (A) the name and address of the stockholder who intends to malce the nomination and of the person or persons to be nominated; (B) a representation that the stoclcholder is a holder of record of stock of the Company entitled to vote at such meeting is subsequent to the date required for 5uch stockholder notice, a representation stockholder is a bolder of record at the time of such notice and intends to be a holder of record '-·on the record date for such meeting) and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (C) a description of all arrangements or understandings between the stockholder and uch nominee and any other penon or persons (naming cb made by the stockholder; (D) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (E) the written consent of each nominee to serve as a director of the Company if so elected. The chairm2n of the meeting may refuse to acknowledge the nomination of any person made without compliance with the foregoing procedure. For purposes of this Section 3.4, public disclosure shall be deemed to first be given to stockholders when disclosure of such date of the meeting of stoclc.holders is first made in a press release reported by the Dow Jones News Servicel, Associated or comparable national news service, or in documents publicly filed by the Company with the Securities and Exchange Commission pl.!I'Suant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

3.S.   Vacancies. Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in offi . though less than quorum, or by a sole remaining director, and the directors so chosen shall hold office until their successors are duly elected and qualified. If there are no directon in office, then an election of directors may be held in tile manner provided by law. If, at the time ,_ of fillina My vacancy or any newly·creatt.d directorship, the directors then in office shall constitute less t.'wl a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent {10") of the total number of the shares at the time outstanding navin& the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly-aeated directorships, or to replace the directors chosen by the directors then in office. No decrease in the sile of the Board shall serve to shorten the term of an incumbent director.

3.6.   Removal.  Any director or the entire Board may be removed for cause in rdance set forth in U!e Certificate of Incorpora on.

3.7.  Compensation. Unless otherwise restricted by the Certificate of Ineorporation or these By-Laws, the Board shall have the authority to fix the compensation of directors.   The directors may be reimbursed their expenses, if any, of attendance at each meetin& of the Board and may be paid either a fixed sum for attendance at each meeting of the Board or a stated wary as a director (which, in either case, may be payable in shares or the Company's capital stoclc). No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation for attending committee meetings.

IV. BOARD MEETINGS.

4.1.     Annual Meetings.   The Board shall meet as soon as practicable  after the adjournment of each annual stockholders' meeting at tlle place of the stockholders' meeting. No notice to the directors s all present.

4.2.    Regular Meetinas. Regularly scheduled, periodic meetings of tlle Board may be held at such times and places as shall from time to time be detennincd by resolution of the Board and communicated to all directors.

4.3.    Special Meetings.   Special meetings of the Board (i) may be called by the chairman of the board and (ii) shall be called by the chairman of the bo.rd or secretaty on the written request of two directors or the sole director, as the case may be. Notice of each special meeting of the Board shall be given, either personally or as hereinafter provided, to each director at least 24 hours before the meeting if such notice is delivered penonally or by means of telegram, telex or facsimile transmission and delivery; two days before the meeting if such notice is ddivered by a recognized express delivery service; and three days before the meeting if such notice is delivered through the United States mail. Any and all business may be transacted at a special meeting which may be transacted at a re&ular meeting of the Board. Except as may be therwise
By-Laws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of such meeting.

4.4.     Conduct of Metio&s. The chainnan of the board shall preside at all meetings of the Board of Directors and shall determine the order of business that shall be considered at such meetings. In the absence of the cbainnan of the board, the president shall preside at all meetings of the Board of Directors. In the absence of the president, a chainnan of the meeting shall be el:cted from the directOrs present. The secretary of the Company shall act as secretary of all meetings of the directors, but in the absence of the secretary, the chairman of the meeting may appoi."lt any person to act as secretary of the meeting.

4.5.     Quorum. Required Vote.  A majority of the directors shall constitute a quorum for the transaction of business at any  meeting of the Board, and the act of a majority of the directors present at any meeting at which !here is a quorum shall be the act of the Board, except as may be otherwise speciftcally provided by law, the Certificate of Incorporation or these By-Laws. If a quorum shall not be pt may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is presenL

4.6.     Consent in Lieu of Meetina. Unless otherwise rmricted by the Certificate of Incorporation or these By-Laws, any action requin:d or permitted to be taJcen at any meeting of the Board or any committee thereof may be taken without a meeting, if all  members of the Board or committee, a5 the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

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V. COMMITI'EES.

5.1.    Establishment. The Board may by resolution establish, name or dissolve one or more committees, each committee to consist of one or more of the directors. Each committee shall keep rqular minuof its meetings and report the same to the Board when requ.

5.2.    Available Powm. Any such committee, to the extent provided in the resolution of the Board establishing such committee and u limited by law, the Certificate of Incorporation and these By-Laws, shall have and may exercise all the powers and authority of the Board in dlc management of the business and affairs of the Company, and may authorize the seal of the Company to be aff ed committee of the Board may. to the extent authorized in the resolution or relSOlutions providing for the iuuance of shares of stock adopted by the Board as provided in Section l l(a) General Corporation Law of the State of Delaware, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such shares for, sham of any other class or classes or any other series of the same or any other class or classes of stock of the Company or flX the number of sl\ares of any series of stock or authorize the increase or decrQse of the shares of any series.

5.3.   Unavailable Powers.   No committee of the Board shall have the powez or authority to amend the Certificate of Incorporation (except in coMection with the issuance of capital stock as provided in the previous section); adopt an qreement of merger or consolidation; recommend to the stockholders the sale, lease or excban&e of all or substantially all of the Company's property and assets, a dissolution of the Company or a revocation of such a dissolution; amend the By-Laws of the Company; or, unless the resolution establishing such committee or the Certificate oflncorpontion expressly so provides, declare a dividend, authorize the issuance of stock or adopt a certificate of ownership and merger.

5.4.   Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any mc:etin& of such <x>mmittee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meetin& and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

5.5. Procedures. Time, place and notice, if any, of meetings of a committee shall be detemuned by such committee.  At meetings of a committee, a majority of the number of members designated by the Board shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present sball be the act of tchommittee, except as otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws. If a quorum is not present at a meeting of a commiu.ee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, \Ultil a quorum is present.

VI. OFFICERS.

6.1.    Elected Officcr. The Board shall elect a president, a treasurer and a secretary (oollectively, the •Required Officers•) having the respective duties enumerated below and may elect such ()ther officers having the titles and dutiset forth below which are not reserved for the Required Officers or such other titles and duties a.s the Board  may by resolution from time to time establish:

6.1.1. Chairman of the Board· The chairman of the board shall be the chief executive officer of the Company, shall have &enenl supervision of the affairs of the Company and &eneral conuol of all of itS business and shall see that all orders and resolutions of the Board are carried into effa:t. The chairman of the board shall preside when present at all meetings of the stockholders and the Board. The chairman of the board  may execute bonds, mort&ages and other contracts requiring a seal under the seal of the Company, exoept where rcqwred or permitted by law to be otherwise signed and executed and except where the si&nin& and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Company. He shall advise and counsel the president and other officers and shall exercise such other powers and perform such other duties as shall be assigned to or required of him from time to time by the Board or these By-Laws. The chairman of the board may delegate all or any of his powers or duties to the president, if and to the extent deemed by the chairman of the board to be desirable or.appropriate.                     ·

6.1.2. Prcsident.  The president shall be the chief operating officer of the Company and shall, subject to the supervis1on and direction of the chairman of the board and the Board, have general management and control of the specified day-to-day business operations of the Co:npany. The president shall put into operation the business policies of the Company as detcmtined b) the chairman of the board and the Board. He shall make recommendations to the cbainnan of the boan1 on all matters which would normally be reserved for the final executive responsibility of the chairman of the board. The president may exa:ute bonds, mortgages and other contracts requiring a under the seal of the Company, except where required or permitted by law to be otherwise signed and executed and except where the signin& and execution thereof shall be expressly delegated by the Board to some other officer or agent of the eo,r,pany. He shall e erclse be assianed to or required of him from time to time by the Board or these By-Laws. In the absence of the chairman of the boord or in the event of bis inability to act, the president shall perform the duties and exercise the powers of the chairman of the board.
6.1.3. Vice Presidents. In the absence of the president or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice president$ in the order designated by the Board, or in the absence of any designation, then in the order of their election or appointment) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president.   The vice presidents shall perform such other duties and have such other powers as the Board may from time to time prescribe.

6.1.4. Seccretary. The secretary sl'.all attend all meetings of the stockholders, the Board atld (as required) committees of the Board and shall record all the proceedings of such mectinas in books to be kept for that purpose. He shall Jive, or cause to be given, notice of all n=tings of the stockholders and special meetin&s of the Board and shall perform such other duties as may be prescribed by the Board or the president. He shall have custody of the corporate seal of the Company and he, or an assistant scc:rewy, shall have authority to affuc the same to any instrument r:cquiring it, and when so f.ffix,ed, it may be a tc:d by the signature of such assistant . officec to affix the seal of the Company and to attest the affixing thereof by his si&nature.

6.1.5. Assistant Secretaries. The assistant secrcw-y, or if there be more than one, the assistant s.ecretaries in the order detetmined by the Board (or if there be no such determination, then in the order of their election or appointment) shall, in the absence of the secretary ar in the event of his inability or refusal to act, perform the duties and c:rcise powers of the secrew-y and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

6.1.6. Treasurer. The treasurer shall be the chief accounting and fmancial officer of the Company and shall have the custody of the oorpotatc funds and securities, shall keep full and accurate accounts of receipts and disbursements in books beloogin& to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be dcsi&nated by the Board. He shall disburse the funds of the Company as may .be ordered by the Board, taking proper vouchers for such disbursements, and shall rerlder to the chairman of board and the Board, at its re&ular meetings, m when the Board so requires, an account of all his transactions as treasurer and of the financial condition of the Company.

6.1.7. Assistant Treasurers. The assistant treasurer, orifthere shall be more than one, the assistant treasurers in the order fdetermined by the Board (or if there be no such detenmnation, then in the order of their election or appointment) shall, in the absence of the treasurer or i.'l the event of hls inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board from time to time prescribe.

6.1.8. Divisional Officecs. Each division of the Company, if any, may have a president,  secretary,  treasurer or controller and one or more vice president$,  as:sistant secretaries, assistant treasurers and other assistant officers. Any number of such offices may be held O)' the same penon. Such divl.Sional officers will be appointrd by, report to and serve at the pleasure of the Board and such other officers that the Board may place in authority over them. The officers of each division shall have such authQrity with respect to the business and affairs of that division as may be granted from time to time by the Board, and in the regular course of business of such division may si&n contracts and other documents in the name of the division whereso authorized; provided that in no case and under no circumstances shall an officer of one divis10n have authority to bind any other division of the Company except as necessary  in the pursuit of the normal and usual business of the division of which he ls an officer.

6.2.   Election. All elected officers shall setve until their successon duly and qualified or until their earlier death, disqualification, retirement, resignation or removal from office.

6. .   Appointed Officers. The Board may also appoint or delegate the power to appoint such other officers, assistant officers and agents, and may also remove such officers and aaents or delegate the power to remove same, as it shall from time to time deem necessary, aod the titles and duties of such appointed officers may be as described in Section 6.1 for elected officers: provided that the Requittd Officers and any officer, such as the chairman of tho board, sing authority over or responsibility for any function$ of the Board shall be elected officers

6.4.    Multiple Officeholders.Stockbolder and Director Officers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide.   Officers need not be stockholders or residents of the Slate of Delaware. Officers, such as the chairman of the board, possessing authority over or responsibility for any function of the Board must be directors.

6.5.    Compensation. Vacancies.  The compensation of elected offioen shall be set by the Board.  The Board shall also fill any vacancy in an elected office. The compensation of appointed officer$ and the filling of vacancies in appointed offices may be delegated by the Board to the same extent as permitted by these By-Laws for the initial filling of such offices.

6.6.. Removal. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board of Directors.

6.7.    Additional Powers and Duties. In addition to the forqoing especially enumerated powers and duties, the several elected and appointed officen of the Company shall perform such other duties and exercise such further powers as may be provided by law, the Certificate of Incorporation or these By-Laws or as the Board may from time to time determine or as may be assi&nee to them by any competent committee or superior officc.r

VII. SHARE CERTIFICATES.
7.1.    Entitlement to Certific:ates. Every holder of the capital stock of the Company, unless and to the C'Jttent the Board by resolution provides that any or all classes or series of stock shall be uncertificated, shall be entitled to have a cectifiwe, in such form as is approved by the Board and conforms with applicable law, certifyin& the number of shares owned by him.

7.2.    Multiple Classes <>.{Stock. If the Company shall be authorized to issue more than one cl.t.Ss of capital stock or more than one series of any clus, a :statement of the powers, designations, preferences and relative, participatine, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall, unless the Board shall by resolution provide that such class or series of stock shall be 1 !certificated, be set forth in full csummal'in:d on the face or back of the certificate which the Company shall issue w represent such class or series or stock; provided that, to the extent allowed by lw. in lieu of such statement, the or back of such certificate may state that the Company will furnish a copy of such statement without char&e to each requesting stockholder.

7.3.   Signatures. Each certificate representing capital stock of the Company shall be signed by or in the name of the Company by: (1) the chairman of the board, the president or a vice president; and (2) the treasurer, an assistant treasurer, the secrewy or an assistant secretary, of the Company. The si tures In case any officer who has signed or whose facsimile signature has been  placed upon a certificate shall have ceased to hold such office before such certificate is iuued, it may be issued by the Company with the same effect ·as if he held such office on the date of issue.

7.4.   Issuance and Payment.  Subject to the provisions of the: law, the Certificate of Incorporation or these By-Laws, shares may be issued for such consideration and to such persons as the Boa::d may determine from time lO time. Shares may nOt be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate is issued.

7.5.   Lost. Stolen or Pe. troyed or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alle,ed to have been lost, stolen or destroyed upon the rnak:i.ng of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authoriZing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed :ertificate or certificate$, or his lepl representative, to advertise the same in such manner as it shall require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

7.6.   Transfer of Stock. Upon surrender to the Company or its transfer a&ent, if any, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer and of the payment of all taxes applicable to the transfer of said shares the Company shall be obligated to issue a new certificate to  the penon entitled thereto, cancel the old certificate and record tb<: transaction upon its books; provided, however, that the Company shall not be so obligated unless such tr:msfer was made in compliance with applicable state and federal securities laws.

7.7.    Rqistqed Stockbolders.  The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, vote and be held liable for calls and assessments and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any penon other than such registered owner, whether or not it shall have express or other notice thereof, except as otherwise provided by Jaw.

VII. INDEMNIFICATION.

8.1.   General· The Company shall indemnify any penon who was or is party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company),by reason of the fact that he is or was a director or officer of Che Company, o:r is or was serving at the written request of the Company as a director, officer, trustee, e."'lployee or agent of or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (includin'attorneys' fees), jud ts. fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company,and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceedinby judgment, order, settlement, conviction,or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person cid not act in good faith and in a manner which he reasonably believed to be in or not oppoSt:d  to the best interests of the Company, and, with respect to any criminal action or proceeding, have reasonable cause to believe that his conduct was unlawful.

8.2.   Actions by or in the rizht of tbe Company. The Company shall indemnify any person who was Qr is a party or is threatened to be made a party to any threatened, pending or completed action..or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the written request of the Company as a director, officer, trustee, employee or a&ent of or in any other capacity with another corporation, partnerstlip, joint venture or trust or other enterprise, aaainst expenses (includin& attorneys' fees) acrually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect to any claim, issue or matter as to which uch extent that the Court of Chancery or the court in which such action or suit was brought sbal1 determine upon application that, despite the adjudication of liability but in view of all the circumstanof the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Coun of Chancery or such other court shall deem proper.

8.3.    Board Deteoninations.  Any indemnification under Sections 8.1 :and 8.2 (unless orderec:l by a court) shall be made by the Company only as authorized in the specific case upon a deternunation that indemnification of the director, officer, employor  aeent is proper in the cireumstt-.nces because he has met the applicable standard of conduct set forth in Sections 8.1 and 8.2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so direc >, by independent legal counsel in a written opinion, or (3) by the stockholders.

8.4. Advancement of E mes. Expenses incurred by a director or officer of the Company i:l defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against director of the Company) or may (in the case of any pendinc threatened adion, suit or proceedinc against an officer) be paid by lhCompany in advance of the final disposition of such action, suit or proceedinc upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized by law or in this Section.

85.    Nooexclusivc. The indcmniflcation and advancement of expenses provided by, or gr.mted pursuant to, this Section shall not be deemed exclusive of any other riahts co which any director, officer, employee or agent of the Company seeking indemnification or advancement of expenses may be entitled under any other provision of these By-Laws or by the Certificate of Incoq.oration, an agreement, a vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holdin& such office, and shall, unless otherwise provided when authorized or ntified, continue as to a person who has ceased to be a director, officer, employee or a&ent of the Company and shall inure to the benefit of the heirs, executou and administrators of such a person.

8.6. Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or a&cnt of the Company, or is or was serving aL the request of the Company as a director, officer, employee or agent of another corporativn, partnership, joint venture, trust, or other enterprise, apjnst any liability asserted against h m and incurred by him in arty such capacity or arising out of his status as such, whether cr not thCompany would have the p(>wer to indemnify him against such liability under provisions of the statutes, the Certificate of Incorporation or this Section.

8.7.    Certain Definitions. For purposes of this Article vm, (a) refeteneeS to the "Company to the resulting corporation, any constiruent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, which, if its separate existence had continued , would have the power and authority to indemnify its directors, officer1, employees or agents, so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership joint venture, trust or othe.r enterprise, shall stand in the same position under the provisions of this Section wnh respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued; (b) references to •other enterprises• sh31l include employee benefit plans; (c) reftm ces to •fines• shall include any excise taxes assessed on a person with respect to an employee benefit plan; and (d) refCI'CtiCCS to •serving at the request of the Company• shall include any servic:e as a director, officer, employee or a&ent of the Company which imposes duties on, or involves services by, such director, officer, employee, or agent with respect lO any employee benefit plan, its participants, or beneficiAries; and a person who acted in 'ood faith and in a manner he reasonably believed to be in thi:ntr:n:st of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner •not opposed to the best intcr'Qts of the Company" as referred to in this S1 ction.

8.8.    Ghan&e in Governing Law.  In the event of any amendment or addition to Section 145 of the General Corporation Law of the State of Delaware or the addition of any other section to such law which shall limit indemnification riJhts thereunder, the Company shall, to the extent permitted by the General Corporation Law of the State of Delaware, indemnify to the fullest extent authorized or permitted hereunder, arty person who was or is a party or is threatcl1ed to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administratJve or mvestiptive (includin'an action by or in the right of the Company) by reason of the fact that he is or was a director, offlcet, employee or a&cnt of the Company or is or was serving at the request of the Company as a director, officer, employee, trustee or  ent other enterprise, against expenses (mcluding attorneys' fees), ju<f&ments, fines and amounts paid in settlement actu.ally and reasonably incurred by him in c:onnection with such action, suit or proceeding.

IX.    MISCELLANEOUS.

9.1. Plswe of Meetin&s. All stockholders, directors artd committee meetings shall be held at sh
time to time by the Board or such committee and stated in the notices thereof. If no such place is so designated, said meetings shall be held at the principal business office of the COmpany.

9.2. Fixinr: Record Dates. ln order that the Company may determine the stockholders entitled «> notice of or to vote at any  meeting of stockholders or any adjournment thereof, to express  :::onsent to c:orpoB.te action in writin'without a meeting, to receive payment of any dividend or other j:!istribution or allotment of any rights, to excrci$e arty rights in respect of any change, conversion or exchange of stock or to effect any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to any such action.  In the absence of any action by the Board, the record date for determir.lng stockholders entitled to vote shall be at the close of business on the date before notice is given or, if notice is waived, at the close of business on the date before the day on which the meeting is held. In the absence of any action by the Board, the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be the day on which the first written consent is expressed. In the absence of any actiony be at the close of business on the date on which the Board adopts the resolution relating thereto. A recon. date validly fixed for any meeting of stockholders shall be valid for any adjournment of said meeting and shall,  at the Board's election, be valid for any reconventions and readjour.l;nents of said mt:eting made no later than ninety (90) days aftet said record date.

9.3. Mr.ans of Givina Notice. Whenever, under law, the Certificate of Incorporation or these By-Laws, notice is uired to any director or stockholder, such notice may be giver, in writing and delivered personally, through the United States mail, by a reco&nized express delivery servi(such as Federal Express) or by means of telqram, telex or facsimile transmission, addressed to such director or stockholder at his address or telex or facsimile transmission number, as the case may be, appearing on the rc:c:ords of the Company. with postage and fees thereon prepaid. Such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or with an exdelivery service or when transmitted, as the case may be.

9.4 Waiver of  Notice. Whenever any notice is required to be 'iven under law, the Certificate of Incorporation or these. By-taws, a written waiver of such notice, siiJlCd before or after the date of such meeting by the person or persons entitled to &aid notice, shall be deemed equivaler,t to such required notice. All such waivers shall be filed with the corporate records. Attendance at a meetin& shall constitute a waiver of notice of such meeting, except where a person ..ttends for the express putp03C of objoctin1to the transaction of any business on the ground that the meeting.is not lawfully called or ¢envened.

9.5.   Attendance via Communjc;ations EQyipment. Unless otherwise restricted by law, the Certificate of Incorporation or these By-Laws, members of the Board, any committee thereof or the stockholders may hold a meeting by means of conference telephone or other communi::ations equipment by means of which all persons participating in the meeting can effectivtly communicate with each other.  Such participation in a meeting shall constitute presence L"l person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

9.6. Dividends.Dividends on the capital stock of the Company, paid in cash, proor securities of the Company and u may be limited by applicable law and applicable provisio,•.s of the Certificate of Incorporation (if any), may bedby the Board.

9.!.    :&e.,erves. Before payment of !lOY dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Board from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, !or equalizing. dividends, for repairing or maintaining. any property of the Company, or for such other pu'!"pOse as the Board shall detennine to be in the best interest of the Company; and the Board may modify or abolish any such reserve in the manner in which it was created.

9.8.   Re.ports to Stoclcholdm.   The Board shall present u each annual meeting of stockholders. and at any special meeting of stockholders when called for by vote of the stockholders, a statement of the business and condition of the Company.

9.9. Contracts and Negotiable Instruments.  Except as otherwise provided by law or these By-Laws, any contnct or other instrument relative to the business of the Company may be executed and delivered in the name of the Company and on its behalf by the chainnan of the board or the president; and the Board may authorize any other officer or agent of the Company to enter into and contract or execute and deliver any contract in the name and on behalf of the Company, and such authority may be general or confined to specific instances as the Board may by resolution determine. All bills, notes, chocla or other infor the payment of money shall be signed or countersigned by uch as are permitted by these By-Laws at!AJ/or as, from time to time, may be prescribed by resolution (whether general or special) of the Board.  Unless authorized so to do by these By-Laws or by the Board, no officer, agent or employee shall have any power or authority to bind the Company by any contrac!or engagement, or to pledge its credit, or to render it liable .pecuniarily for any putpose or to any amount.

9.10.  FiscaJ Year. The fiscal year of the Company shall be fixed by resolution of the

9.11.  Seal. The seal of the Company shall be in such form as shall from time to time be adopted by the Board. The seal may be used by causing it or a facsimile theteof to be impressed, affixed or otherwise reproduced.

9.12.  Books and Reconls. The Company shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders, Board and committees and shall keep at its registered office or principal place of business, or at the office of its transfer agent all stockholders and the number and class of the shares held by each.

9 13. Resignation. Any director, committee member, officer or agent may resign by giving ,m,nen notice to the chairman of the board, the president or the secretary.   The resi&natlvn s:".lll take effect at the time specified therein, or immediately if no time is specified. Unless other.vise specified therein, the ac.ceptance of such re$ignation shall not be necessary to make it effective.

9.14.   Surety Bonds. Such officers and agents of the Company (tf any) as the president or the Board may direct. from time to time, sball be bonded for the faithful performance of their duties and for the restoration of the Company, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchen, money and other property of whatever kind in their possession or under their control belonging to the Company, in such - :nounts and by such surety companies as the president or the Board may determine. The pre 1iums be in the custody of the Secretary.

9.15.  Interested Directors. Officers and Stockboldea.   Subject to any applicable provisions of the Certificate of Incorporation:

9.15.1. Va}idlty. Any contract or other transaction between the Company and any of itS directors, officers or stockholden (or any corporation or firm in which any of them are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of scch director, officer or stockholder at the meeting authorizing such contract or transaction. or his participation or vote in such meetin: or authorization.

9.15.2.    Disclosure. AJ!Drom. The foregoinc $hall, however, apply only if the material facts of the relationship or the interest of each such director, officer or stockbolde: is known or disclosed:

(1)     to the Board and it nevertheless authorizes or ratifies the contract or transaction by a ority director to be counted in detenninin& whether a quorum is present but not in calculating the majority necessary to carry the vote; or

(2)      to the stockholders and they neverthelen authorize or ratify the contract or transaction by a majority of the shares present, each such interested  person to be counted for quorum and voting purposes.

9.15.3.    Non-Exclusive. This provision shall not be construed to invalidate any contract or transaction which would be .valid in the absence of this provision.

9.16.  Proxies in Remcct of Securities of Other Comoratjons. The chainnan of the board, '"president, any vice president or the  secrewy may from time to time appoint an attorney or attorneys or an agent or agenu for the Company to exercise, in the name and on behalf of the Company, the powers and rights which the Company may have as the holder of stock or other securities in any other corporation or entity to act or to vote or consent in respect of such stock or other securities; and the chairman of the board, the president, any vice president or the secretary may instruct the person or persons so appointed as to the manner of exercising such powe::s and rightS; and the chairman of the board, the president, any vice president or the secretary may execute or cause to be executed, in the name and on behalf of the Company and under its COipOrat.e seal or otherwise, all such written proxies, powers of attorney, waivers of notice or Otlier instruments relating to the stocks or securities owned or held by the Company as he may deem rtecessary or proper in order that the Company may exercise such powers and rights.

9.17.   Amendments. These By·laws may from time to time be altmd, amended or repealed and new By-Laws may be adopted1 as provided in the Certificate of Incorporation.